UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 21, 2010

JPMORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Reference is made to the information set forth under the heading "Washington Mutual Litigations" in Part II, Item 1. Legal Proceedings section of the JPMorgan Chase & Co. ("JPMC") Form 10-Q for the quarter ended March 31, 2010. That disclosure describes a number of legal proceedings and disputes arising from the failure of Washington Mutual Bank, Henderson Nevada ("Washington Mutual Bank"), in September 2008; the sale by the Federal Deposit Insurance Corporation (the "FDIC") of substantially all the assets and certain liabilities of Washington Mutual Bank to JPMorgan Chase Bank, N.A.; and the consequent bankruptcy of Washington Mutual, Inc. ("WMI"), the former parent of Washington Mutual Bank.

On May 21, 2010, JPMC, WMI, certain creditors of WMI, and the FDIC reached an agreement, subject to approval by the U.S. Bankruptcy Court for the District of Delaware (the "Court"), to settle significant disputes principally relating to ownership of certain assets and rights. If the settlement is approved by the Court as part of WMI's plan of reorganization, JPMC would receive, among other things: (1) approximately $4 billion in securities contributed by WMI to Washington Mutual Bank, (2) 80 percent of certain tax refunds arising from overpayments attributable to operations of Washington Mutual Bank and its subsidiaries (JPMC's portion is estimated to be worth approximately $2 billion), and (3) various other assets and rights that have been subject to the litigation, including without limitation, (x) assets from goodwill litigation, (y) Washington Mutual's core intellectual property, and (z) more than 3 million Class B shares of VISA Inc. In addition, JPMC has agreed to assume sponsorship of WMI's pension plan.

Under the proposed settlement, WMI would receive, among other things, approximately $4 billion that WMI asserted was on deposit in its name at Washington Mutual Bank and one of its subsidiaries, as well as the balance of the above-referenced tax refunds.

All of the parties will be exchanging mutual releases, except that JPMC will retain its rights under its Purchase and Assumption Agreement with the FDIC, including all of its rights to indemnification by the FDIC for certain liabilities under such agreement.

The settlement, if approved, would result in the dismissal of the adversary proceedings brought by JPMC and WMI before the Court, as well as related actions brought (1) by WMI before the United States District Court for the District of Columbia and (2) by JPMC and the FDIC before the United States District Court for the District of Delaware. A number of other proceedings and disputes relating to Washington Mutual will not be resolved by the settlement, including litigation originally filed in the 122nd State District Court of Galveston County, Texas, that is now before the United States District Court for the District of Columbia; the proceeding pending in the United States District Court for the District of Columbia brought by Deutsche Bank National Trust Company against the FDIC; and JPMorgan Chase's claims for indemnity from the FDIC.

The settlement agreement has been filed with the Court and a copy can be obtained at http://www.kccllc.net.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO. (Registrant)

	By:	/s/ Anthony J. Horan
Anthony J. Horan
Corporate Secretary
Dated: May 25, 2010

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